Exhibit 47.3

                              Fourth Amendment to
                              Amended and Restated
                      Certificate of Limited Partnership of
                Geodyne Energy Income Limited Partnership II-G



     The undersigned, desiring to amend its amended and restated certificate of limited partnership pursuant to the Oklahoma Revised Uniform Limited Partnership Act, as amended, Okla. Stat. tit. 54 (1993), Section 301 et seq (the "Act"), do hereby state:

1. The name of the limited partnership is Geodyne Energy Income Limited Partnership II-G.

2. The dates of filing of the Certificate of Limited Partnership and all amendments thereto are as follows:

        Name                                                          Date
        Agreement and Certificate of Limited Partnership              4/17/89
        Amended and Restated Certificate of Limited Partnership       3/10/89
        First Amendment to Amended and Restated Certificate
            of Limited Partnership                                    2/25/93
        Second Amendment to Amended and Restated Certificate
            of Limited Partnership                                    7/19/96
        Third Amendment to Amended and Restated Certificate
                of Limited Partnership                                11/21/01

3. The Third Amendment to Amended and Restated Certificate of Limited Partnership dated November 14, 2001, and filed with the Oklahoma Secretary of State on November 21, 2001, stated that the latest date upon which the limited partnership is to dissolve is December 31, 2003. Pursuant to its terms, the Agreement and Certificate of Limited Partnership dated April 10, 1989 (the "Partnership Agreement") was amended on November 18, 2003, to state that the latest date upon which the Partnership is to dissolve is December 31, 2005, provided that the General Partner may extend the term of the Partnership for up to three additional periods of two years each pursuant to the provisions of the Partnership Agreement.

      Therefore, the Amended and Restated Certificate of Limited Partnership is hereby revised to state that the latest date on which the Partnership is to dissolve is December 31, 2005, subject to extension as set forth in the Partnership's Partnership Agreement.

      Dated:  November 21, 2003.

                                          GEODYNE RESOURCES, INC.
                                          General Partner


                                          By:   //s//Dennis R. Neill
                                              ---------------------------------
                                                Dennis R. Neill, President